UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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/ /	Soliciting Material under § 240.14a-12.

PUTNAM MANAGED MUNICIPAL INCOME TRUST
PUTNAM MASTER INTERMEDIATE INCOME TRUST
PUTNAM MUNICIPAL OPPORTUNITIES TRUST
PUTNAM PREMIER INCOME TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement,
if Other Than the Registrant)

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-2-

Re: Your investment in Putnam funds

Dear Putnam funds Shareholder:

We recently contacted you seeking your vote on proposals that affect your investment in the Putnam funds.

Our records indicate that we have not yet received your vote. The fund’s board of Trustees recommends that you vote in favor of the proposals and believes they are in the best interest of shareholders. Regardless of how many shares you own, your vote is important. Voting is quick and easy and benefits you by reducing the cost of future mailings.

Please cast your vote today by using one of the methods outlined below.

• Visit the website listed on the proxy card

• Call using the toll-free number listed on the proxy card

• Mail the enclosed proxy card — be sure to sign, date, and return the card in the enclosed postage-paid envelope

Please refer to your proxy card for specific instructions on how to vote. Call 1-877-536-1555 with any questions regarding the proposals.

Thank you for your assistance in this matter. Your prompt vote will reduce the need for additional mailings.

334782 8/23